SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

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                      TRANSACTION SYSTEMS ARCHITECTS, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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





                                   [TSA logo]



                                                               February 25, 2005

To Our Shareholders:

         This letter supplements our Proxy Statement dated January 26, 2005.

         On February 25, we filed a report on Form 8-K with the Securities and Exchange Commission that reported the following:

As previously disclosed by the Company, its Board of Directors is actively engaged in a search for a new President and CEO to replace its current CEO, Gregory D. Derkacht, who has announced his intent to retire not later than June 30, 2006. The Board has now tentatively identified a leading candidate for the position, and is in active negotiations with the candidate with an expectation that a hiring may occur in the near future, most likely contemporaneously with the Company's upcoming Annual Meeting on March 8.

The Company's proxy statement for the Annual Meeting at page 10 indicates the possibility of making an equity award to a new CEO, either through the use of an "inducement award" under an exception to NASDAQ's stockholder approval rules or, if the hiring occurs after the Annual Meeting, and if stockholders approve the proposed new 2005 Equity and Performance Incentive Plan ("2005 Incentive Plan") at the Annual Meeting, under the 2005 Incentive Plan. Based on the current negotiations with the candidate, the Company now no longer contemplates the use of an "inducement award," and anticipates that the compensation package for the new CEO will include, among other matters, and assuming stockholder approval of the 2005 Incentive Plan, a grant of options for 1,000,000 shares under that Plan with an exercise price fixed in accordance with the Plan and having a term of 10 years. The grant would consist of two portions: options for 600,000 shares subject to vesting at the rate of 150,000 shares each year over four years based on continued employment, and options for 400,000 shares that would vest on the attainment by the Company, at any time following the second anniversary of the date of grant, of a stock price of $50 per share for 60 consecutive days. The options would be subject to accelerated vesting (subject in the case of the performance options to achievement of the performance price target of $50 per share prior to the second anniversary of the date of grant) in certain circumstances involving termination of employment without "cause" or for "good reason."

Safe Harbor Statement

The anticipated employment of a new CEO and the details of the anticipated equity compensation package for the prospective CEO are forward-looking statements and actual results may differ due to developments in the negotiations with the prospective CEO, by the approval or disapproval by the Company's stockholders of the 2005 Incentive Plan, or by events that impact either the availability of the prospective CEO or the Company's decision to engage a new CEO.

         In addition, we would note the following clarification to language contained at page 14 of our Proxy Statement for the Annual Meeting (new language in bold):

The furtherance of many compensation and governance best practices. The 2005 Incentive Plan prohibits stock option re-pricing, contains a 2,500,000-share limit on the number of shares that may be issued in connection with restricted stock awards and performance awards during the life of the plan and contains a 1,000,000-share limit on the number of shares that may be issued to a Participant in connection with stock options, stock appreciation rights, restricted stock awards or other awards during any calendar year. The 2005 Incentive Plan does not contain an evergreen feature (evergreen features provide for automatic replenishment of authorized shares available under the plan).

         We look forward to seeing many of you at the Annual Meeting.

                                              Sincerely,

                                              /s/ Harlan F. Seymour

                                              Harlan F. Seymour
                                              Chairman of the Board of Directors